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                                                                    Exhibit 21.1

                                                     Subsidiaries

                                                   Jurisdiction of               Jurisdiction of Foreign
Company                                            Incorporation                 Qualification, if any
-------                                            -------------                 ---------------------

Brookstone Homes, Inc.                             Delaware                      Wisconsin
Buffington Holdings, Inc.                          Delaware                      None
Christopher Homes Custom                           Nevada                        None
  Home Division, Inc.
Fortress-Florida, Inc.                             Delaware                      Florida
  d/b/a Fortress-Jax, Inc.
Fortress Galloway, Inc.                            Delaware                      None
Fortress Mortgage, Inc.                            Delaware                      Arizona
                                                                                 Florida
                                                                                 Nevada
                                                                                 North Carolina
                                                                                 South Carolina
                                                                                 Texas
                                                                                 Virginia
                                                                                 Wisconsin
Fortress Missouri-Construction, LLC                Delaware                      None
Fortress Missouri-Lumber, LLC                      Delaware                      None
Fortress Missouri-Title, LLC                       Delaware                      None
Fortress Pennsylvania, LLC                         Delaware                      Pennsylvania
Fortress Tysons, LLC                               Delaware                      Virginia
The Genesee Company                                Colorado                      Arizona, Michigan
Landmark Homes, Inc.                               North Carolina                South Carolina
Legacy Homes, Inc.                                 North Carolina                None
Solaris Development Corporation                    North Carolina                None
Wilshire Homes, Inc.                               Texas                         None

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